Exhibit 99.1

COVANTA ANNOUNCES COST SAVING INITIATIVE AND INTENTION TO INCREASE CASH DIVIDEND; CONFERENCE CALL TO BE HELD JUNE 10, 2014

Annualized Cash Dividend Rate Expected To Be Set At $1.00 Per Share Beginning September 2014

MORRISTOWN, N.J., June 9, 2014 -- Covanta Holding Corporation (NYSE: CVA) ("Covanta" or the "Company") today announced that it is implementing several initiatives to improve process efficiency and reduce ongoing expenses across its business. The Company also announced its intention to increase the quarterly cash dividend to $0.25 per share, starting with the dividend that is expected to be declared in the third quarter of 2014. The Company will host a conference call at 8:30 AM (Eastern) on Tuesday, June 10, 2014 to discuss these announcements.

Cost Saving Initiatives
The Company is targeting cost savings that would benefit Adjusted EBITDA by approximately $30 million in 2015. It is not expected that the initiatives will materially impact Adjusted EBITDA in 2014, as the costs of implementation will generally be offset by initial savings. The initiatives can be categorized under two broad themes:

1. Reducing costs of goods and services. This will be driven by:

•	New strategic procurement practices to further leverage our scale and purchasing power; and

•	A multi-year effort to increase labor efficiency during maintenance outages. This will be accomplished with a combination of best practices, enhanced planning and modest capital investments.

2. Reducing staff by improving process efficiency and implementing best practices including:

•	Upgrading and leveraging existing IT systems to streamline processes; and

•	Centralization and reorganization of certain overhead functions, including accounting, finance, and procurement.

Commenting on this announcement, Anthony Orlando, Covanta’s President and CEO, stated, “We recently conducted an intensive review of our internal processes and practices across the entire business with the goal of delivering our world-class service with greater cost-effectiveness. As a result of this effort, we identified a number of meaningful initiatives that are being implemented over the remainder of this year. I’m confident these changes will deliver the targeted savings next year and we’ll seek to increase the savings over time.”

Quarterly Dividend
The Company announced the intention of its Board of Directors to increase the quarterly dividend to an annualized rate of $1.00 per share, beginning in the third quarter of 2014.

Commenting on this announcement, Brad Helgeson, Covanta’s Executive Vice President and CFO, stated “Our Board’s plan for the dividend underscores our collective confidence in the long-term stability of this business and its cash flow. The increased dividend would represent a modest increase in the cash payout ratio to approximately 50% of anticipated run rate Free Cash Flow. Our overall capital allocation policy remains unchanged, and we believe that this higher dividend will continue to afford us with ample flexibility to continue to invest in the business for long-term growth.”

Dublin Project Update
The Company also announced today that it has recently reinitiated an active effort to pursue the commencement of construction of the Dublin Waste-to-Energy project following favorable rulings by the European Commission in response to legal challenges raised against Dublin City Council in the areas of European State Aid and Procurement law.

Commenting further, Anthony Orlando said “Now that our client has cleared this regulatory hurdle, we are fully engaged with the Dublin City Council working towards the goal of starting construction on this important project. There remains much to be done before this can happen, including project financing and other customary steps to closing the development phase. Hopefully, we’ll be in a position to provide a further and more substantive update in the next 90 days.”

Conference Call
The Company will host a conference call at 8:30 AM (Eastern) on Tuesday, June 10, 2014 to discuss these announcements. The conference call will begin with prepared remarks, which will be followed by a question and answer session. To participate, please dial 800-860-2442 approximately 10 minutes prior to the scheduled start of the call. If calling from Canada, please dial 866-605-3852. If calling outside of the United States and Canada, please dial 412-858-4600. Please request the "Covanta Holding Corporation call" when prompted by the conference call operator. The conference call will also be webcast live from the Investor Relations section of the Company's website.

A replay will be available one hour after the end of the conference call through 9:00 AM (Eastern) Wednesday, June 18, 2014. To access the replay, please dial 877-344-7529, or from outside of the United States 412-317-0088 and use the replay conference ID number 10047779. The webcast will also be archived on www.covanta.com.

About Covanta
Covanta is a world leader in providing sustainable waste and energy solutions. The Company’s 45 Energy-from-Waste facilities provide communities and businesses around the world with environmentally sound solid waste disposal by using waste to generate clean, renewable energy. Annually, Covanta’s modern Energy-from-Waste facilities safely and securely convert approximately 20 million tons of waste into clean, renewable electricity to power one million homes and recycle over 440,000 tons of metal. Energy-from-Waste facilities reduce greenhouse gases, complement recycling and are a critical component to sustainable solid waste management. For more information, visit www.covanta.com.

Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release may constitute "forward-looking" statements as defined in Section 27A of the Securities Act of 1933 (the "Securities Act"), Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"), the Private Securities Litigation Reform Act of 1995 (the "PSLRA") or in releases made by the Securities and Exchange Commission ("SEC"), all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Covanta Holding Corporation and its subsidiaries ("Covanta") or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words "plan," "believe," "expect," "anticipate," "intend," "estimate," "project," "may," "will," "would," "could," "should," "seeks," or "scheduled to," or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the "safe harbor" provisions of such laws. Covanta cautions investors that any forward-looking statements made by Covanta are not guarantees or indicative of future performance. Important factors, risks and uncertainties that could cause actual results to differ materially from those forward-looking statements with respect to Covanta include, but are not limited to: fluctuations in the prices of energy, waste disposal, scrap metal and commodities; adoption of new laws and regulations in the United States and abroad; the fee structures of our contracts; difficulties in the operation of our facilities, including fuel supply and energy transfer interruptions, failure to obtain regulatory approvals, equipment failures, labor disputes and work stoppages, weather interference and catastrophic events; difficulties in the financing, development and construction of new projects and expansions, including increased construction costs and delays; limits of insurance coverage; our ability to avoid defaults under our long-term service contracts; performance of third parties under our contractual arrangements; concentration of suppliers and customers; increased competitiveness in the energy industry; changes in foreign currency exchange rates; limitations imposed by our existing indebtedness; exposure to counterparty credit risk and instability of financial institutions in connection with financing transactions; our ability to utilize our net operating losses; failures of disclosure controls and procedures; general economic conditions in the United States and abroad, including the availability of credit and debt financing and market conditions at the time our contracts expire; and other risks and uncertainties affecting our businesses described in Item 1A. Risk Factors of our Annual Report on Form 10-K and in other filings by Covanta with the SEC.

Although Covanta believes that its plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, actual results could differ materially from a projection or assumption in any of its forward-looking statements. Covanta's future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and Covanta does not have, or undertake, any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law.

Discussion of Non-GAAP Financial Measures
For more information regarding definitions of our non-GAAP measures and how we use them, as well as limitations as to their usefulness for comparative purposes, see our quarterly report on Form 10-Q for the first quarter of 2014, which is filed with the Securities and Exchange Commission.

Investor Contacts
Alan Katz
1.862.345.5456

Clare Rauseo
1.862.345.5236

IR@covanta.com

Media Contact
James Regan
1.862.345.5216